UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 27, 2007

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                              14219-0228

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.05. Costs Associated with Exit or Disposal Activities
On September 27, 2007, the Board of Directors of Gibraltar Industries, Inc. (the “Company”) authorized a plan to dispose of the assets and terminate the operations of Wm. R. Hubbell Steel Corporation (“Hubbell”), an indirect wholly owned subsidiary engaged in steel service center business. Closure of the Hubbell operations will involve liquidation of remaining inventory, sale of the Franklin Park, Illinois operating facility and termination of the employment of the remaining employees. The determination to close the Hubbell operations was based on declining operating margins resulting from consolidation in the steel industry. Closure is expected to be completed before the end of December, 2007.
It is estimated that loss from the liquidation of inventory and the write off of goodwill will range from $13 to $16 million.
ITEM 7.01 Regulation FD Disclosure
On October 3, 2007, the Company issued a press release announcing the plan to dispose of Hubbell. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
ITEM 9.01 Financial Statements and Exhibits
          (d) Exhibits
               99.1          Press Release dated October 3, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 3, 2007

GIBRALTAR INDUSTRIES, INC.
/s/ David W. Kay
Name:	David W. Kay
Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 3, 2007